UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2015

QVC, Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	333-184501	23-2414041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Wilson Drive
West Chester, Pennsylvania 19380
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (484) 701-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On July 14, 2015, QVC, Inc. announced that it will open a state-of-the-art distribution center in Ontario, California. The distribution center is expected to begin operations in the third quarter of 2016 and will serve as a West Coast distribution hub for QVC. The distribution center is expected to employ more than 500 team members by 2018. QVC anticipates hiring approximately 1,000 team members in total by 2020 as the distribution center expands fulfillment to all product categories. The distribution center will be designed to accommodate approximately 20% of QVC's total U.S. business and to store and ship all product categories. The distribution center is expected to lower QVC's use of trucking by more than 10 million miles annually. The approximately one-million-square-foot facility is expected to be a capital investment of approximately $165 million of which the majority will be financed over a 15 year term.
This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.
Item 9.01. Financial Statements and Exhibits
(d)         Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QVC, Inc.

Date: July 14, 2015	By:/s/ JOHN F. MISKO
John F. Misko
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 14, 2015.